UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 15, 2010 (April 14, 2010)

MERCK & CO., INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	1-6571 (Commission file number)	22-1918501 (I.R.S. Employer Identification No.)
One Merck Drive, P.O. Box 100, Whitehouse Station, NJ (Address of principal executive offices)	08889 (Zip code)

Registrant’s telephone number, including area code: (908) 423-1000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 14, 2011, Schering-Plough (Ireland) Company, a wholly owned subsidiary of Merck & Co., Inc. (“Schering-Plough”), Centocor Ortho Biotech, Inc., a wholly owned subsidiary of Johnson & Johnson (“Centocor”), CAN Development Canada LLC, and certain other affiliates of Centocor entered into a Second Amendment Agreement (the “Second Amendment Agreement”) pursuant to which those parties agreed, among other things, to amend certain terms of the Distribution Agreement that had initially been entered into by Schering-Plough and Centocor on April 3, 1998 (the “Initial Distribution Agreement”) and subsequently amended and supplemented, including by the Amendment Agreement, dated as of December 20, 2007, among Schering-Plough, Centocor and CAN Development Canada LLC (the “Amendment Agreement”, and collectively with the Initial Distribution Agreement and all other related amendments and supplements, are referred to as the “Distribution Agreement”).  Under the terms of the Distribution Agreement, Schering-Plough and Centocor have been developing, commercializing and distributing the Remicade and Simponi products throughout the world (except in the United States, Japan, Taiwan, Indonesia and the People’s Republic of China, including Hong Kong).  A copy of the Initial Distribution Agreement is attached as Exhibit 10(u) to the amended Form 10-K of Merck & Co., Inc. for the year ended December 31, 2003, which was filed with the Securities and Exchange Commission on May 3, 2004; and the Amendment Agreement is attached as Exhibit 10.1 to the Current Report on Form 8-K of Merck & Co., Inc., which was filed with the Securities and Exchange Commission on December 21, 2007.

The Second Amendment Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Second Amendment Agreement, effective as of July 1, 2011, (i) Schering-Plough will relinquish its exclusive distribution rights to the Remicade and Simponi products in certain territories, including Canada, Central and South America, the Middle East, Africa and Asia Pacific, to Centocor and its affiliates, (ii) Schering-Plough will retain exclusive distribution rights to the Remicade and Simponi products throughout Europe, Russia and Turkey, and (iii) the profits derived from Schering-Plough’s exclusive distribution of the Remicade and Simponi products throughout the retained territories will be shared equally between Schering-Plough and Centocor.  In addition, under the terms of the Second Amendment Agreement, Schering-Plough will make a one-time payment in the amount of US$500 million to Centocor.  In connection with the execution of the Second Amendment Agreement, Schering-Plough and Centocor also agreed to fully and finally resolve and settle all claims and counterclaims brought as part of the arbitration proceeding that had been initiated by Centocor with respect to the 2009 merger between the entity formerly known as Merck & Co., Inc. and Schering-Plough Corporation.  The foregoing description of the Second Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amendment Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 8.01. Other Events

On April 15, 2011, Merck & Co., Inc. issued a joint press release with Johnson & Johnson announcing the execution of the Second Amendment Agreement.  A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Other Information

Forward-Looking Statements:

This Current Report on Form 8-K (including information included or incorporated by reference therein) includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Such statements may include, but are not limited to, statements about the benefits of the proposed arrangements under the Second Amendment Agreement, including future financial and operating results, the plans, objectives, expectations and intentions and other statements that are not historical facts.  Such statements are based upon the current beliefs and expectations of Merck’s and Schering-Plough’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the transactions contemplated by the Second Amendment Agreement will not be realized within the expected time period, due to, among other things, the inability to obtain governmental and other consents and approvals of the arrangements contemplated by the Second Amendment Agreement on the proposed terms and schedule; and disruption from the arrangements contemplated by the Second Amendment Agreement making it more difficult to maintain business and operational relationships.  Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2010 Annual Report on Form 10-K and Merck’s other filings with the Securities and Exchange Commission (the “SEC”) available at the SEC’s Internet site (www.sec.gov).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1
Second Amendment Agreement to the Distribution Agreement, dated April 14, 2011, by and among Centocor Ortho Biotech, Inc., CNA Development, LLC, Cilag GmbH International, Janssen Biologics (Ireland) and Schering-Plough (Ireland) Company.

99.1	Joint Press Release, dated April 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 15, 2011

Merck & Co., Inc.

By:	/s/ Katie E. Fedosz
	Name:	Katie E. Fedosz
	Title:	Senior Assistant Secretary

INDEX TO EXHIBITS

Number	Description

10.1
Second Amendment Agreement to the Distribution Agreement, dated April 14, 2011, by and among Centocor Ortho Biotech, Inc., CNA Development, LLC, Cilag GmbH International, Janssen Biologics (Ireland) and Schering-Plough (Ireland) Company.

99.1	Joint Press Release, dated April 15, 2011.